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                                                                    Exhibit 99.3


                                                                 EXECUTION COPY

                             AMENDMENT No. 1 TO THE
                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

     This AMENDMENT No. 1 (this "Amendment") to the MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (the "Purchase Agreement"), dated as of November 1, 2006, by and among Luminent Mortgage Capital, Inc., a Maryland corporation, Maia Mortgage Finance Statutory Trust, a Maryland Business Trust, Mercury Mortgage Finance Statutory Trust, a Maryland Business Trust, (each, a "Purchaser" and, collectively, the "Purchasers"), and Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "Company"), is dated as of January 25, 2007.


                                    RECITALS


     WHEREAS, the parties have entered into the Purchase Agreement to provide for the sale and purchase of mortgage loans from time to time; and

     WHEREAS, the parties desire to amend the Purchase Agreement to provide additional terms with respect to the sale and purchase of mortgage loans from time to time;

     NOW, THEREFORE, in consideration of the foregoing, and other mutual promises contained herein, the parties agree as follows:


1. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.


2. Section 3.1 ("Individual Mortgage Loans") of the Purchase Agreement shall be amended to add an additional subsection to read as follows:

          "(rr) Each prepayment charge or penalty with respect to any Mortgage Loan is permissible, customary and enforceable in accordance with its terms and applicable law."



3. This Amendment is intended to be effective with respect to all Mortgage Loans purchased pursuant to the Purchase Agreement.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of an executed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.


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5. From and after the date hereof,  (a) all references in the Purchase Agreement to "this Agreement," "hereof," "herein," or similar terms and (b) all references to the Purchase Agreement in each agreement, instrument and other document executed or delivered in connection with the Purchase Agreement, shall mean and refer to the Purchase Agreement, as amended by this Amendment.

6. Except as modified herein, the Purchase Agreement is confirmed, ratified, and approved in all respects.

































                        [Signatures appear on next page]


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     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their duly authorized officers as of the date of this Amendment.


         WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

         By:/s/ Michael Parker
           -------------------
         Name:  Michael Parker
                --------------
         Title: Senior Vice President
                ---------------------



         LUMINENT MORTGAGE CAPITAL, INC.


         By:  /s/ Christopher J. Zyda
              -----------------------
         Name:  Christopher J. Zyda
                ---------------------
         Title:  Chief Financial Officer
                ------------------------


         MAIA MORTGAGE FINANCE STATUTORY TRUST


         By:  /s/ Christopher J. Zyda
              -----------------------
         Name:  Christopher J. Zyda
              -----------------------
         Title:  Trustee & President
               ----------------------


         MERCURY MORTGAGE FINANCE STATUTORY TRUST


         By:  /s/ Christopher J. Zyda
            --------------------------
         Name:  Christopher J. Zyda
              ------------------------
         Title:  Trustee & President
               -----------------------